UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2006 (January 3, 2006)

InfoTech USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)
7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, and effective immediately, Kevin McLaughlin resigned as Chairman of the Board of Directors, member of the Board of Directors and Secretary of InfoTech USA, Inc. (the “Company”) due to time constraints in connection with Mr. McLaughlin’s service as the Chief Executive Officer of VeriChip Corporation. Mr. McLaughlin was also a member of the nominating committee of the Board of Directors.

Scott R. Silverman, the Chairman, Chief Executive Officer and Acting President of Applied Digital Solutions, Inc., the Company’s majority stockholder, has been appointed to fill the vacancy left by Mr. McLaughlin as Chairman and a member of the Board of Directors. The vacancy left by Mr. McLaughlin’s departure as Secretary of the Company has not yet been filled.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: January 5, 2006	By: /s/ J. Robert Patterson

J. Robert Patterson

Vice President, Chief Financial Officer,
Treasurer and Director

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